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                                                                Exhibit 10.13(a)

                                   ADDENDUM #2
                                       TO
                         STANDARD INDUSTRIAL/COMMERCIAL
                        MULTI-TENANT LEASE - MODIFIED NET
                    BY AND BETWEEN RICHARD AND DONNA PIAZZA,
                 TRUSTEES OF THE PIAZZA FAMILY TRUST ("LESSOR")
                      AND SKECHERS U.S.A., INC. ("LESSEE")

THIS ADDENDUM shall modify, delete from and add and replace by substitution to the STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - MODIFIED NET, dated June 12, 1998, for the Premises commonly known as 1112 Manhattan Avenue, Manhattan Beach, California ("Lease"). Where any Article, Paragraph, Subparagraphor Clause of the Lease thereof is modified or deleted by this Addendum, the unaltered provisions of that article, Paragraph, Subparagraph or Clause shall remain in effect. If and to the extent that this Addendum is inconsistent with the Lease, this Addendum shall control.

     62. ADDITIONAL SPACE. The additional patio space of approximately 297 square feet shall be rented at a rate of $3.00 per square foot/per month for a total $891.00 per month, and which shall be added to and become a part of the Premises and effective as of March 1, 2002.

     63. OPTION. Notwithstanding anything contained in the Lease to the contrary, Lessee shall have an additional one (1) time option to extend the term of the Lease for an additional five (5) years (i.e., March 1, 2007 to February 28, 2012) pursuant and subject to the terms, covenants and conditions of the Lease, except that the Base Rent shall be determined pursuant to Paragraph 50. Lessee shall provide written notice to Lessor of Lessee's intention to extend the Lease pursuant to this Option prior to the expiration of the Original Term at least one hundred eighty (180) days but not more than two hundred seventy (270) days prior to such expiration. All other provisions related to the payment of rent under the terms of the Lease shall remain in full force and effect.

     64. AUTHORIZATION FOR CONSTRUCTION. Lessor authorizes Lessee to commence construction of the Tenant Improvements to the Premises in line with and subject to the restrictions contained hereinafter. In conjunction with this authorization, Lessee acknowledges its sole responsibility for such construction and hereby acknowledges Lessor's recordation of a Notice of NonResponsibility by Owner in reference thereto.

     65. CONSTRUCTION DURING LEASE. Lessee agrees not to make any changes that will compromise or negate the Premises from its original purpose as a restaurant and Lessee further agrees that during the Original Term and any Option Period thereafter, Lessee shall not modify, improve or disturb the Premises such that the applicable provision of the site Operational Restrictions provided in Condition 7 of the City of Manhattan Beach's Planning Commission Resolution regarding the Master Use Permit ("MUP") approved November 9, 1994 per Resolution PC-94 would be

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          violated, a copy of which can be provided upon request ("City
          Resolution"). Lessee further agrees to pay any fees or costs in order to maintain temporary Conditional Use Permit ("CUP"), issued and approved pursuant to Condition 31 of the aforementioned City Resolution, for office space on a yearly basis, through the remainder of Lease, including all Option Terms.

     66. REVIEW OF PLANS. In order to ensure compliance with Paragraph 60 and in addition to any provisions related hereto in the Lease, Lessee agrees to provide Lessor with a copy of any plans, drawings, blueprints or other construction documents which show the proposed improvements to the Premises ("Plans") Lessee shall have the right to review such Plans and reasonably object to any design or specification which would conflict with or otherwise disturb the restrictions of City Resolution.

     67. PROPERTY TAX. Notwithstanding anything in the Lease to the contrary, Lessee agrees to pay any increase in property tax due to improvements made by Lessee.

     68. ACKNOWLEDGMENT OF THE PARTIES. Lessor and lessee acknowledge that parties have entered into separate Commercial Lease Agreements for those certain portions of the Building commonly known as 1110 Manhattan Avenue, Manhattan Beach, California ("Upstairs Space") and 1108 Manhattan Avenue, Manhattan Beach, California. Said Leases have corresponding options to extend the original terms of the Leases through 2012.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

LESSOR:                                     LESSEE:

PIAZZA FAMILY TRUST                         SKECHERS U.S.A., INC.,
DATED MARCH 1, 1993                         A DELAWARE CORPORATION

/s/ RICHARD J. PIAZZA                       /s/ PETER F. MOW
-------------------------------             -----------------------------------
Richard J. Piazza, trustee                  Peter F. Mow
                                            Vice President of Real Estate and
                                            Construction

/s/ DONNA J. PIAZZA
-------------------------------
Donna J. Piazza, trustee

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Piazza/GM
Addendum/Lease(1108)